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                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made effective as of the 9th day of January, 1996, by and among MASADA SECURITY, INC., a Delaware corporation ("Purchaser"); PAUL KRISTYNIK and MARY KRISTYNIK, husband and wife residing in Austin, Texas (collectively the "Seller"); and SOUTHTRUST BANK OF ALABAMA, N.A. ("Escrow Agent").

                                    RECITALS

         WHEREAS, Seller and Purchaser have entered into a Stock Purchase Agreement dated January 8, 1996 (the "Purchase Agreement"), pursuant to which the Seller agrees to sell and Purchaser agrees to purchase all of the stock in Kristynik Security Systems, Inc., a Texas corporation, as more fully described therein;

         WHEREAS, the Purchase Agreement requires Escrow Agent to hold $74,177.25 of the purchase price in escrow for approximately six months pending certain possible adjustments in accordance with the Purchase Agreement and $203,023.64 of the purchase price in escrow for approximately one year pending certain possible adjustments in accordance with the Purchase Agreement;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. ESCROW AGENT: Purchaser and Seller hereby designate and appoint the Escrow Agent as the Escrow Agent for the purposes herein set forth. The Escrow Agent hereby accepts such appointment on the terms and conditions herein set forth. Escrow Agent is not a party to and is not bound by any agreement between Purchaser and Seller except this Agreement.

         2.      DEPOSIT IN ESCROW:

                 (a) Escrow Agent hereby acknowledges the receipt from Purchaser of ________________________ ($74,177.25) Dollars (the "Six Months
Escrowed Funds") and of ________________________ ($203,023.64) Dollars (the
"One Year Escrowed Funds") (the Six Months Escrowed Funds and the One Year Escrowed Funds are collectively referred to as the "Escrowed Funds"). Escrow Agent agrees to hold and dispose of said sum, and all interest and gains earned thereon, in accordance with all the terms, conditions and provisions of this Agreement. Escrow Agent acts hereunder as a depository. All deposits are warranted by Purchaser to be valid deposits.
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                 (b)      Escrow Agent shall invest the Escrowed Funds as
directed by the joint written instructions of Seller and Purchaser. All earnings received by Escrow Agent as a result of such investment shall be added to the Escrowed Funds. In the absence of any joint direction by Seller and Purchaser to the contrary, Escrow Agent, in its discretion, shall invest all portions of the Escrowed Funds in certificates of deposit (90 day), and/or money market funds.


         3.      DISTRIBUTIONS:

                 (a) On or after July 8, 1996, Purchaser and Seller shall jointly give signed written notice ("Payment Notice") to Escrow Agent which Payment Notice shall list the parties entitled to the Six Months Escrowed Funds and a breakdown of the amounts each party is entitled to. Upon receipt of the Payment Notice, the Escrow Agent shall pay to the appropriate parties the Six Months Escrowed Funds within ten days after the receipt of such Payment Notice. The Payment Notice shall set forth a brief description of the basis entitling such parties to be paid the Six Months Escrowed Funds.

                 (b) On or after Januay 8, 1997, Purchaser and Seller shall jointly give a Payment Notice to Escrow Agent which Payment Notice shall list the parties entitled to the One Year Escrowed Funds and a breakdown of the amounts each party is entitled to. Upon receipt of the Payment Notice, the Escrow Agent shall pay to the appropriate parties the One Year Escrowed Funds within ten days after the receipt of such Payment Notice. The Payment Notice shall set forth a brief description of the basis entitling such parties to be paid the One Year Escrowed Funds.

                 (c) If the Escrow Agent receives a Payment Notice pursuant to Paragraph 3(a) or 3(b) which is (i) signed by Purchaser but not by Seller, or (ii) signed by Seller but not by Purchaser, the Escrow Agent shall give notice, along with a copy of such Payment Notice, to the other party (the "Non-Signing Party"). If the Non-Signing Party gives notice to the Escrow Agent of its agreement with the Payment Notice, or fails to respond to the notice from the Escrow Agent, within seven days after the date of such notice, then the Escrow Agent shall pay to Seller (or its designee) the Escrowed Funds, within ten days after the expiration of such seven day period. If the Non-Signing Party gives notice to the Escrow Agent of its disagreement with the Payment Notice, within such seven day period, then the Escrow Agent shall pay the undisputed portion, if any, of the Escrowed Funds, but shall not pay any portion of the Escrowed Funds subject to dispute, which disputed funds shall continue to be held by the Escrow Agent pending resolution of such dispute and further direction from Purchaser and Seller, or from an authorized arbitrator.

                 (d) In the event of any disagreement resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claim or demand on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event,





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the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties have been fully and finally decided by an arbitrator selected in accordance with
Section 2.7(c) of the Purchase Agreement, which is incorporated herein by this reference, or (ii) all differences shall have been decided and all doubt resolved by agreement between Purchaser and Seller, and the Escrow Agent shall have been notified thereof in a writing signed by Purchaser and Seller. In addition to the foregoing remedies, the Escrow Agent is hereby authorized in the event of any doubt as to the course of action it should take under this Agreement, to petition the United States District Court for the Northern District of Alabama and/or the Circuit Court in and for Jefferson County, Alabama for instructions or to interplead the funds or assets so held into such court. For purposes of this Agreement the parties agree to the jurisdiction of either of said courts over their persons as well as the Escrowed Funds and agree that service of process by certified mail, return receipt requested, to the address set forth in Paragraph 9 below shall constitute adequate service. Purchaser and Seller hereby agree to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of its costs, expenses, and reasonable attorney's fees incurred in any such action and agree that on such petition or interpleader action that the Escrow Agent, its servants, agents, attorneys, employees and officers will be relieved of further liability. Escrow Agent is hereby given a lien upon, security interest in, and right of setoff against, the Escrowed Funds to secure Escrow Agent's rights to payment or reimbursement for any and all costs, expenses, and fees incurred by it hereunder.

                 (e) If a Non-Signing Party shall be determined by (i) a court of competent jurisdiction, (ii) an arbitrator's binding award, or (iii) a written release between the parties, to have acted in a frivolous manner and in bad faith, the other party shall be entitled to reimbursement of all its reasonable costs incurred in connection with the Payment Notice (including, without limitation, reasonable attorney's fees).

         4. TERMINATION: This Agreement shall terminate on the date that no Escrowed Funds continue to be held by the Escrow Agent.

         5. LIMITATIONS ON LIABILITY OF ESCROW AGENT: In order to induce the Escrow Agent to act as the escrow agent under this Agreement, Seller and Purchaser agree as follows:

                 (a) The Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request received by the Escrow Agent and believed by the Escrow Agent in good faith to be genuine and signed by Seller and Purchaser. The Escrow Agent shall not be responsible for the sufficiency, correctness, genuineness or validity of any notice or instructions delivered to the Escrow Agent. The Escrow Agent shall not be liable for any error of judgment, or any act or omission under this Agreement taken in good faith, except for the Escrow Agent's own gross negligence or willful misconduct.





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                 (b)      Seller and Purchaser shall jointly and severally
indemnify and hold harmless the Escrow Agent from and against any claims, costs, damages, reasonable attorney's fees, expenses, obligations or charges made against the Escrow Agent by reason of its action or failure to act in connection with any of the transactions contemplated by this Agreement, unless caused by the Escrow Agent's gross negligence or willful misconduct.

                 (c) In the event the Escrow Agent receives or becomes aware of conflicting instructions, demands or claims with respect to this Agreement or the sums deposited hereunder, the Escrow Agent shall have the right to discontinue any and all further acts until such conflict is resolved to the Escrow Agent's satisfaction. The Escrow Agent shall have the further right to commence or defend any action or proceeding for the termination of such conflict. Seller and Purchaser jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the Escrow Agent in connection with such action or proceeding. In the event the Escrow Agent files a suit in interpleader, the Escrow Agent shall thereupon be fully released and discharged from all further obligations imposed by this Agreement with respect to sums deposited with a court of competent jurisdiction pursuant to such suit in interpleader.

         6. ESCROW FEES: The Escrow Agent shall not be entitled to receive a fee for serving as the Escrow Agent; provided, however, that the Escrowed Funds shall be subject to the Escrow Agent's standard fees and service charges as provided in the Escrow Agent's Rules and Regulations Governing Deposit Accounts.

         7. RESIGNATION: The Escrow Agent may resign at any time upon giving the parties hereto 30 days advance written notice to that effect. In such event, the successor escrow agent shall be mutually selected by Seller and Purchaser. However, in no instance shall the Escrow Agent's resignation be effective until a successor escrow agent has agreed to act but, Escrow Agent shall have the right to discontinue any and all future acts until such successor escrow agent has agreed to act.

         8. INTEREST INFORMATION: Unless otherwise agreed to in writing by both parties: (i) the Escrow Agent shall list the social security number of the Seller for one-half of the Escrowed Funds for federal, state and local tax purposes and for other necessary purposes; (ii) the Escrow Agent shall list the employer tax identification number of Purchaser for one-half of the Escrowed Funds for federal, state and local tax purposes and for other necessary purposes; and (iii) any and all of Escrow Agent's fees and charges as provided for in Paragraph (6) of this Agreement shall first be charged against interest earned and then charged against principal.

         9. NOTICE: Any notice or other communication hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by an overnight courier service with guaranteed next day delivery, (iii) sent by telecopy, or
(iv) mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:





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                 IF TO PURCHASER AT:

                 Masada Security, Inc.
                 950 22nd Street North, Suite 800
                 Birmingham, Alabama  35203

                 Attention:  Mr. Terry W. Johnson

                 FACSIMILE:  1-800-531-3293


                 WITH COPY TO:

                 Burr & Forman
                 3100 SouthTrust Tower
                 420 North 20th Street
                 Birmingham, Alabama  35203

                 Attention:  W. Lee Thuston, Esq.

                 FACSIMILE:  (205) 458-5100


                 IF TO SELLER AT:

                 1305 Silver Hill Drive
                 Austin, Texas 78746

                 Attention:  Paul and Mary Kristynik

                 FACSIMILE: (512) 328-0593


                 WITH COPY TO:

                 Minter, Joseph & Thornhill, P. C.
                 811 Barton Springs Road
                 Suite 800
                 Austin, Texas 78704

                 Attention:  W. Routt Thornhill, Jr., Esq.

                 FACSIMILE:  (512) 478-5838





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                 IF TO ESCROW AGENT:

                 SouthTrust Bank of Alabama, N.A.
                 420 North 20th Street
                 Birmingham, Alabama 35203

                 Attention:  Mr. Robert W. Wilkerson

                 FACSIMILE:  (205) 254-5989


or to such other address as may have been furnished to the party giving notice by the party to whom notice is to be given. Notice shall be deemed given upon the earlier of (i) three days after deposit in the U.S. Mail by certified mail, or (ii) actual receipt thereof.

         10.     MISCELLANEOUS:

                 (a) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 (b) COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

                 (c) GOVERNING LAW: This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Alabama.

                 (d) AMENDMENT: This Agreement may not be modified, changed, waived or terminated, in whole or in part, except by a supplemental agreement signed by all of the parties hereto.

                 (e) HEADINGS: The headings assigned to Paragraphs of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

                 (f) NO ASSIGNMENT: Neither Seller nor Purchaser shall pledge, hypothecate or otherwise transfer or attempt to transfer any right, title or interest hereunder without the prior written consent to the other party hereto.





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         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


                             MASADA SECURITY, INC.



                              By: /s/
                                 --------------------------------
                                 Its: VP Corp Development
                                      ---------------------------

                              Tax I.D. No.: 63 111 0400


                              /s/ Paul Kristynik
                              -----------------------------------
                              Paul Kristynik

                              Tax I.D. No.:  ###-##-####


                              /s/ Mary Kristynik
                              -----------------------------------
                              Mary Kristynik

                              Tax I.D. No.: ###-##-####




                              SOUTHTRUST BANK OF ALABAMA, N.A.



                              By: Robert W. Wilkerson
                                 ----------------------------------
                                Its: Senior Vice President
                                    -------------------------------





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